26(n)(i)
Written Consent of Sutherland, Asbill & Brennan LLP

(Sutherland, Asbill & Brennan Letterhead)

April 24, 2015

Board of Directors
Transamerica Life Insurance Company
Separate Account VUL 3
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499

RE:        Separate Account VUL 3
Transamerica® Journey
File No. 333-192793/811-09715

To The Board of Directors:

We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information for the Transamerica® Journey policy contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File Nos. 333-192793/811-09715) of the Separate Account VUL-3 filed by Transamerica Premier Life Insurance Company with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:    /s/ Mary Jane Wilson-Bilik
Mary Jane Wilson-Bilik